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                                                                Exhibit 10.11

                                   AGREEMENT


         This Agreement is made as of ____________ __, 1997 by and between UBICS, Inc., a Delaware corporation (the "Corporation"), and the undersigned director of the Corporation (the "Indemnitee");

         WHEREAS, Indemnitee is a member of the Corporation's Board of Directors and in that capacity is performing a valuable service for the Corporation and its stockholders and the Corporation desires to retain the continued service of Indemnitee in that capacity; and

         WHEREAS, pursuant to Article VII of the Corporation's Amended and Restated Certificate of Incorporation ("Certificate of Incorporation") and
Article III, Section 10 of the Corporation's Amended Bylaws ("Bylaws"), Indemnitee is entitled to be indemnified by the Corporation to the full extent permitted by law or a court, whichever is greater, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred by him in connection with any threatened, pending, or completed action, suit or proceeding to which the Indemnitee was, is or is threatened to be made a party by reason of the fact that he is or was a director, officer, incorporator, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, incorporator, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise (the "Indemnification Provisions"); and

         WHEREAS, consistent with the Indemnification Provisions of the Corporation's Certificate of Incorporation and Bylaws, and as permitted by
Section 145(e) of the Delaware General Corporation Law, as amended ("DGCL"), and in order to retain the continued service of the Indemnitee as a director of the Corporation, the Corporation desires to agree to pay the expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee in defending any civil, criminal, administrative or investigative action, suit or proceeding for which he may be indemnified pursuant to the Indemnification Provisions in advance of the final disposition of such action, suit or proceeding; and

         NOW, THEREFORE, in consideration of Indemnitee's continued service as a director after the date of this Agreement, and intending to be legally bound, the parties agree as follows:

         1.   Maintenance of Insurance.

              (a) Subject only to the provisions of Subsection 1(b) hereof, so long as the Indemnitee shall continue to serve as a director, officer, incorporator, employee or agent of the Corporation (or shall continue, at the request of the Corporation, to serve as a director, officer, incorporator, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) and thereafter so long as the Indemnitee shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that the Indemnitee was a director of the


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Corporation or served in any of the above-described capacities, the Corporation will purchase and maintain in effect for the benefit of the Indemnitee, one or more valid, binding and enforceable policies of directors' and officers' insurance ("D&O Insurance").

              (b) The Corporation shall not be required to maintain D&O Insurance in effect if such insurance is not reasonably available or if, in the reasonable business judgment of the then directors of the Corporation, either
(i) the premium cost for such insurance is substantially disproportionate to the amount of coverage or (ii) the coverage provided by such insurance is so limited by exclusions that there is insufficient benefit from such insurance.

              (c) In the event the Corporation does not purchase and maintain in effect D&O Insurance pursuant to the provisions of Subsection 1(b) hereof, the Corporation shall hold harmless and indemnify the Indemnitee to the full extent of the coverage which would otherwise have been provided for the benefit of the Indemnitee pursuant to such D&O Insurance.

         2.   Indemnification.

              Notwithstanding Subsection 1(a) hereof, the Corporation shall indemnify the Indemnitee to the fullest extent permitted by law and the Certificate of Incorporation, whichever is greater, in effect on the date hereof or as such laws or the Certificate of Incorporation may from time to time be amended. The right to indemnification conferred in the Certificate of Incorporation and the Bylaws shall be presumed to have been relied on by Indemnitee in serving or continuing to serve the Corporation (or if the Indemnitee shall continue, at the request of the Corporation, to serve as a director, officer, incorporator, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) and shall be enforceable as a contract right.

         3.   Advancement of Expenses.

              (a) The Corporation shall pay the expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred or estimated to be incurred by Indemnitee in connection with any civil, criminal, administrative or investigative action, suit or proceeding for which he would be entitled to be indemnified pursuant to the Indemnification Provisions, the D&O Insurance, the DGCL or otherwise (in any capacity) in advance of the final disposition thereof promptly after receipt by the Corporation of a request therefor stating in reasonable detail the expenses incurred or to be incurred by him. No security shall be required in connection with any advancement of expenses to Indemnitee hereunder and such a request shall be accepted without reference to the Indemnitee's ability to make a repayment.


              (b) If a claim under Subsection 3(a) hereof is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation,



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the Indemnitee may, at any time thereafter, bring suit against the Corporation to recover the unpaid amount of the claim. The burden of proving that advancement of expenses is not appropriate shall be on the Corporation. The Corporation shall pay such fees and expenses in advance of the final disposition of such action upon receipt of a written request therefor.

         4.   Undertaking to Repay Expenses.

              (a) In the event it shall ultimately be determined that the Indemnitee is not entitled to be indemnified for the expenses paid by the Corporation pursuant to the provisions of this Agreement or otherwise or was not entitled to be fully indemnified, the Indemnitee shall repay to the Corporation such amount of the expenses or the appropriate portion thereof, so paid or advanced. This provision shall constitute the undertaking contemplated by
Section 145(e) of the DGCL and no further assurances shall be required of Indemnitee before any expenses are advanced.

              (b) Notwithstanding Subsection 4(a) hereof, the Corporation's Board of Directors shall be deemed to have determined that the Indemnitee is entitled to indemnification unless, within twenty (20) days, after submission of Indemnitee's request pursuant to Subsection 3(a) hereof, the Corporation's Board of Directors shall have notified the Indemnitee in writing that it has determined, by a majority vote of directors, based on clear and convincing evidence, that the Indemnitee is not entitled to indemnification under this Agreement. The evidence shall be disclosed to the Indemnitee in such notice which shall be sworn to by all directors who participated in the determination and voted to deny indemnification.

         5.   Notice.

              Any notice to the Corporation shall be directed to UBICS, Inc., 100 Sainte Claire Plaza, 1121 Boyce Road, Pittsburgh, Pennsylvania 15241,
Attention: President (or such other address as the Corporation shall designate in writing to the Indemnitee).

         6.   Indemnification Under this Agreement Not Exclusive.

              The rights provided to Indemnitee by this Agreement shall not be exclusive of any other rights to which Indemnitee may be entitled under the Corporation's Certificate of Incorporation, its Bylaws, any other agreement, any vote of stockholders or directors, or otherwise, as to action in any capacity.

         7.   Miscellaneous.

              (a) This Agreement shall be interpreted and enforced in accordance with the laws of the State of Delaware.


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              (b)   This Agreement shall be binding upon Indemnitee and upon the
Corporation, its successors and assigns, and shall inure to the benefit of Indemnitee, his heirs, executors, personal representatives and assigns and to the benefit of the Corporation, its successors and assigns. If the Corporation shall merge or consolidate with another corporation or shall sell, lease, transfer or otherwise dispose of all or substantially all of its assets to one or more persons or groups (in one transaction or series of transactions), (i) the Corporation shall cause the successor in the merger or consolidation or the transferee of the assets that is receiving the greatest portion of the assets or earning power transferred pursuant to the transfer of the assets, by agreement in form and substance satisfactory to the Indemnitee, to expressly assume all of the Corporation's obligations under and agree to perform this Agreement, and
(ii) the term "Corporation" whenever used in this Agreement shall mean and include any such successor or transferee.

              (c) No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both of the parties hereto.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                         UBICS, INC.


                                         By:
                                            --------------------------------
                                            Name:
                                            Title:



                                                               , Indemnitee
                                            -------------------

                                            --------------------------------

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